Exhibit 23.14

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Pemex Project Funding Master Trust of our report dated February 2, 2001 relating to the financial statements of P.M.I. Services North America, Inc., which appears in the Petróleos Mexicanos’ Annual Report on Form 20-F for the year ended December 31, 2002. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Houston, Texas

August 25, 2003

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